                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________


                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):    June 26, 1998



                     FRESENIUS MEDICAL CARE HOLDINGS, INC.
                    ______________________________________
            (Exact name of registrant as specified in its charter)


                                   New York
                                   --------
                (State or other jurisdiction of incorporation)


               1-3720                               13-3461988
               ------                               ----------
        (Commission File Number        (IRS Employer Identification No.)


   Two Ledgemont Center, 95 Hayden Avenue  Lexington, Massachusetts    02420
   --------------------------------------------------------------------------
      (Address or principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area codes:  (781)  402-9000


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS
         Fresenius Medical Care AG, the parent corporation of Fresenius Medical Care Holdings, Inc., recently disseminated the following press release:

           "FRESENIUS MEDICAL CARE DIVESTS ITS DIAGNOSTICS BUSINESS

Bad Homburg, Germany, July 8, 1998. Fresenius Medical Care AG (NYSE; FMS & FMSpr, Frankfurt Stock Exchange: FME & FME 3) today announced that its North American division has completed the sale of the Company's diagnostics business to Navix Radiology Systems, a private company in Coconut Grove, Florida.

Udo Werle, Chief Executive Officer of Fresenius Medical Care said, "This sale completes our objective to sell the diagnostics services division, which is a non-core asset. It will allow us to focus more resources on the core renal products and services businesses." He added, "We have also signed an agreement to sell the other non-core business, homecare, and expect to complete that sale during the third quarter."

Combined proceeds from the two divestitures, diagnostics and homecare, are expected to be in the range of $100 million. This will result in an estimated second quarter 1998 loss after tax from discontinued operations of approximately $100 million. The amount depends upon the finalization of the homecare transaction.

Navix Radiology Systems, Inc. is a physician practice management company focused on radiology.

Fresenius Medical Care AG is the world's leading integrated provider of products and services for individuals with chronic renal failure. Through its network of over 740 dialysis centers in the United States and more than 200 dialysis centers in Europe, Latin America and Asia, Fresenius Medical Care provides dialysis treatment to approximately 70,000 patients worldwide.

This press release contains forward-looking statements that are subject to various risks and uncertainties. Actual results could differ materially from those contained in these forward-looking statements due to certain factors, including changes in business, economic and competitive conditions, regulatory reforms, foreign exchange rate fluctuations, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in the Company's reports filed with the Securities and Exchange Commission. The Company does not undertake any responsibility to update the forward-looking statements contained in this press release."


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                FRESENIUS MEDICAL CARE
                                                HOLDINGS, INC.


                                                /s/ Ben J. Lipps
                                                -------------------------------
DATE:   July 8, 1998                            Name:  Ben J. Lipps
                                                Title:  Chief Executive Officer


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